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EXHIBIT 16

                       GERALD R. HENDRICKS & COMPANY, P.C.
                             1333 WEST 120TH AVENUE
                              WESTMINSTER, CO 80234
                             TELEPHONE: 303-252-4700
                             FACSIMILE: 303-252-8731



August 7, 2002



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Re:  iRV, Inc.  Commission File No.0-19949

We have read the statements that we understand iRV, Inc. included under Item 4 of the Form 8-K/A report dated August 7, 2002, regarding the recent change of auditors. We agree with such statements made in the first paragraph regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.

Sincerely yours,



/s/ Gerald R. Hendricks & Company, P.C.
Gerald R. Hendricks & Company, P.C.